UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 7, 2012

GLOBALWISE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2190 Dividend Drive
Columbus, Ohio		43228
(Address of principal executive offices)		(Zip Code)

(614) 388-8909

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Explanatory Note

On August 13, 2012, Globalwise Investments, Inc. (the “Company”) had planned on timely filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (the “June 30, 2012 Form 10-Q”), and timely disclosing under Part II, Item 5(a) of such June 30, 2012 Form 10-Q the events being reported in this Current Report on Form 8-K. However, on August 13, 2012, the Company’s financial printer and Edgar filer, filed an incorrect version of the Company’s June 30, 2012 Form 10-Q and omitted the disclosure that was intended to be included in Part II, Item 5(a) of the June 30, 2012 Form 10-Q. The Company is filing this Current Report on Form 8-K to disclose the events that were omitted by the Company’s financial printer and Edgar filer as explained above in this paragraph.

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2012 (the “Effective Date”), the Company issued a $400,000 Promissory Note (the “$400,000 JMJ Note") to JMJ Financial, ("JMJ", or the “Lender"). The Principal Sum due to the Lender shall be prorated based on the consideration actually funded by the Lender, plus an approximate 10% Original Issue Discount ("OID") that is prorated based on the consideration actually funded by the Lender as well as any other interest or fees, such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the $400,000 JMJ Note.

The $400,000 JMJ Note has a maturity date of twelve (12) months from the Effective Date of each amount funded. If the $400,000 JMJ Note is repaid within ninety (90) days of the Effective Date, the interest rate shall be zero percent (0%). If the $400,000 JMJ Note remains outstanding after 90 days, a one-time 5% interest rate will be applied. In addition, the Lender has the right, at any time 90 days after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Company. The Conversion Price is the lesser of $1.50 or 70% of the lowest trade price in the 25 trading days previous to the conversion.

The common shares issuable upon conversion of the $400,000 JMJ Note have “piggyback” registration rights and must be included the next registration statement the Company files with the Securities and Exchange Commission. In the event of default under the $400,000 JMJ Note, default interest will accrue at a rate of 18% and the Company will be assessed a significant default penalty as defined in paragraph 8 of the $400,000 JMJ Note.

The initial consideration received on August 8, 2012 was $100,000, and the Company has not received any further consideration to date from the Lender.

The issuance of the $400,000 JMJ Note referred to above (and any shares of common stock underlying them) are made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The $400,000 JMJ Note is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the terms of the $400,000 JMJ Note contained herein is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 7, 2012, the Company issued a $400,000 Promissory Note to JMJ Financial. The terms of the note are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit

10.1	Promissory Note by Globalwise Investments, Inc. in favor of JMJ Financial in the principal amount of $400,000, dated August 7, 2012 (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2012

GLOBALWISE INVESTMENTS, INC. (Registrant)

By:	/s/ William J. Santiago
Name:	William J. Santiago
Title:	President and Chief Executive Officer

EXHIBIT INDEX

10.1	Promissory Note by Globalwise Investments, Inc. in favor of JMJ Financial in the principal amount of $400,000, dated August 7, 2012 (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2012).